UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  02/09/2006

CV THERAPEUTICS INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-21643

DE	431570294
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3172 Porter Drive, Palo Alto, CA 94304
(Address of principal executive offices, including zip code)

650-384-7500
(Registrant’s telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On January 27, 2006 the U.S. Food and Drug Administration approved RanexaTM (ranolazine extended-release tablets). Ranexa represents the first new pharmaceutical approach to treat angina approved in the United States in more than 20 years. Ranexa has antianginal and anti-ischemic effects that do not depend on reductions in heart rate or blood pressure.

CV Therapeutics has set the wholesale acquisition cost, or WAC, of Ranexa at $5.50 per day at the 500 mg b.i.d. starting dose.

Complete prescribing information for Ranexa, including detailed safety and dosage information, is available at www.cvt.com.

Separately, CV Therapeutics announced that the MERLIN (Metabolic Efficiency with Ranolazine for Less Ischemia in Non-ST Elevation Acute Coronary Syndromes) TIMI-36 study of Ranexa will continue as planned based on the results of an interim efficacy analysis. As specified in the study protocol, the independent Data Monitoring Safety Board, or DSMB, overseeing the study conducted an interim efficacy analysis, as well as a periodic safety assessment, when approximately half of the anticipated major cardiovascular events occurred. The Company has been informed that the DSMB recommended that the study continue as planned. The foregoing description is qualified in its entirety by reference to our press release dated February 9, 2006, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward-Looking Statements. This report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future clinical or product development, financial performance, regulatory review and approval of our products or product candidates, market estimates for or market acceptance of our approved products, or commercialization efforts. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "anticipates," "believes, "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology. These statements reflect only management's current expectations. Important factors that could cause actual results to differ materially from the forward-looking statements we make or incorporate by reference in this report are set forth under the heading "Risk Factors" in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, as may be updated from time to time by our future filings under the Securities Exchange Act. If one or more of these risks or uncertainties materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We disclaim any intent or obligation to update these forward-looking statements.

Item 9.01.    Financial Statements and Exhibits

(c)       Exhibits.

99.1       Press Release dated February 9, 2006

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CV THERAPEUTICS INC

Date: February 09, 2006	By:	/s/ TRICIA BORGA SUVARI
Tricia Borga Suvari
Vice President and General Counsel

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated February 9, 2006